UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2009 (October 2, 2009)
CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33492 (Commission File Number)	61-1512186 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices,
including zip code)
Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 2, 2009 (the “Effective Date”), Coffeyville Resources, LLC (the “Company”), a wholly-owned subsidiary of CVR Energy, Inc. (“CVR”), entered into the Third Amendment to Second Amended and Restated Credit and Guaranty Agreement (the “Amendment”), which amended the Second Amended and Restated Credit and Guaranty Agreement, dated as of December 28, 2006 (as amended, the “Credit Agreement”). The Amendment permits the Company to incorporate a “FIFO Adjustment” (as defined in the Credit Agreement) into its financial covenant calculations through the remaining term of the Credit Agreement. Previously, the use of the FIFO Adjustment was only permitted on a short-term basis. In addition, the Amendment, among other things, (1) decreases the percentage of excess cash flow during any fiscal year that must be used to prepay the loans, (2) permits the Company to terminate the Swap Agreement (as defined in the Credit Agreement) with J. Aron & Company and to return to the lenders $60 million of funded letter of credit deposits in connection therewith, (3) enables the Company to pay dividends to CVR to allow CVR to make interest payments on any indebtedness it may incur, subject to certain conditions, (4) requires the Company to pay a premium on certain voluntary prepayments and mandatory prepayments of the term loans in an amount equal to (a) 2.00 % for the 1-year period after the Effective Date and (b) 1.00% for the period beginning at the end of such 1-year period and ending on the second anniversary of the Effective Date, (5) provides greater flexibility with respect to the financial covenants by adjusting the Leverage Ratio and Interest Coverage Ratio (as such terms are defined in the Credit Agreement) to 2.75% and 3.00% respectively, through the remaining term of the Credit Agreement, (6) increases the interest rate margin applicable to the loans by 0.50% if the Company’s credit rating drops to the equivalent of a CCC+ or worse and (7) amends the definition of “Change of Control”.
     The foregoing is a summary of the terms of the Amendment and does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Second Amended and Restated Credit and Guaranty Agreement attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1, File No. 333-137588 (the “Registration Statement”), (ii) the First Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated August 23, 2007, attached as Exhibit 10.1.1 to the Registration Statement, (iii) the Second Amendment to Second Amended and Restated Credit and Guaranty Agreement, dated December 22, 2008, attached as Exhibit 10.1 to CVR’s Current Report on Form 8-K, filed on December 23, 2008 and (iv) the Amendment attached hereto as Exhibit 10.1, each of which is incorporated herein by reference.
     Affiliates of Goldman, Sachs & Co. are significant shareholders of CVR. Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., is a joint lead arranger and joint bookrunner under the Credit Agreement.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being filed as part of this Current Report on Form 8-K:
10.1	Third Amendment, dated as of October 2, 2009, to Second Amended and Restated Credit and Guaranty Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: October 5, 2009

CVR ENERGY, INC.
By:	/s/ Edward Morgan
Edward Morgan
Chief Financial Officer and Treasurer